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                                                               EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEER

  We consent to the references made to us in the Registration Statement of Southwest Royalties Holdings, Inc. relating to the offering to $200,000,000 of Senior Notes due 2004 pursuant to Rule 144A including the reference to us under the caption "Reserve Engineers" in the Registration Statement.

                                          /s/RYDER SCOTT COMPANY
                                           PETROLEUM ENGINEERS
                                          RYDER SCOTT COMPANY
                                          PETROLEUM ENGINEERS

Houston, Texas

January 21, 1998